UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2015

ARCHROCK, INC.*

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16666 Northchase Drive

Houston, Texas 77060

(Address of Principal Executive Offices) (Zip Code)

(281) 836-8000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*  The registrant was formerly named Exterran Holdings, Inc. Effective as of November 3, 2015, the registrant changed its name to Archrock, Inc.

Item 1.01.                                        Entry into a Material Definitive Agreement.

Spin Agreements

On November 3, 2015, Exterran Holdings, Inc. (subsequently renamed Archrock, Inc.) (the “Company”), completed the previously announced spin-off of its international contract operations, international aftermarket services and global fabrication businesses through the distribution of all of the outstanding shares of common stock of Exterran Corporation (“EXTN”), to the Company’s holders of record as of the close of business on October 27, 2015 (the “spin-off “). In connection with the completion of the spin-off, the Company and its subsidiaries entered into several agreements with EXTN and certain subsidiaries of EXTN and, with respect to certain agreements, Exterran Partners, L.P. (subsequently renamed Archrock Partners, L.P.) (“Archrock Partners”), that govern the spin-off and the relationship among the parties following the spin-off, including the following (collectively, the “Spin Agreements”):

•                                          Separation and Distribution Agreement

•                                          Employee Matters Agreement

•                                          Tax Matters Agreement

•                                          Transition Services Agreement

•                                          Supply Agreement

A summary of certain material terms of each of the Spin Agreements can be found in the section entitled “Relationship with Archrock After the Spin-Off—Agreements Between Archrock and Us” in the Information Statement (the “Information Statement”) attached as Exhibit 99.1 to EXTN’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015, as amended, and declared effective on October 21, 2015 (the “Registration Statement”), and is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and Supply Agreement attached hereto as Exhibit 2.1 and Exhibits 10.1 through 10.4, respectively, each of which is incorporated herein by reference.

Omnibus Agreement

In connection with the spin-off, the Company entered into a Fourth Amended and Restated Omnibus Agreement (the “Omnibus Agreement”) with Archrock Services, L.P., a subsidiary of the Company (“Archrock Services”), Archrock GP LLC (“GP LLC”), Archrock General Partner, L.P. (the “General Partner”), Archrock Partners and Archrock Partners Operating LLC.  The Omnibus Agreement amends and restates the Third Amended and Restated Omnibus Agreement, as amended (the “Prior Omnibus Agreement”), among the parties thereto and provides for the continuation or modification of certain relationships between the parties following the spin-off, including with respect to:

•                                          agreements not to compete between the Company and certain of its affiliates, on the one hand, and Archrock Partners and certain of its affiliates, on the other hand;

•                                          the Company’s obligation to provide certain operational and support services reasonably necessary to run Archrock Partners’ business and Archrock Partners’ obligation to reimburse the Company and its affiliates for the provision of such services;

•                                          the terms under which the Company, Archrock Partners and their respective affiliates may transfer compression equipment to one another;

•                                          the licensing of certain intellectual property to Archrock Partners, including logos; and

•                                          the Company’s and Archrock Partners’ obligation to indemnify each other for certain liabilities.

Exterran Energy Solutions, L.P. (“EESLP”), a party to the Prior Omnibus Agreement, became a subsidiary of EXTN upon completion of the spin-off and is not a party to the Omnibus Agreement. Certain ongoing warranty and indemnity obligations under the Prior Omnibus Agreement are addressed in the Separation and Distribution

Agreement, and the Company’s and Archrock Partners’ rights under the Prior Omnibus Agreement with respect to the purchase of newly fabricated compressors is addressed in the Supply Agreement.

Each of the parties to the Omnibus Agreement, other than the Company, is a direct or indirect subsidiary of the Company. As a result, certain individuals, including the Company’s officers and directors and officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. The Company indirectly holds an approximate 39% limited partner interest in Archrock Partners and an approximate 2% general partner interest and incentive distribution rights in Archrock Partners through its indirect ownership of the General Partner.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In preparation for the spin-off, on July 10, 2015, the Company and Archrock Services entered into a credit agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent, and various financial institutions as lenders (the “Lenders”), which provided for a $300 million revolving credit facility to be made available to Archrock Services upon the satisfaction of certain conditions precedent, including the authorization of the spin-off by the board of directors of the Company (the “Board”).  As previously reported, on October 5, 2015, the Company and Archrock Services entered into an amendment to that credit agreement (the “Credit Agreement Amendment” and the credit agreement as amended by the Credit Agreement Amendment, the “Credit Agreement”) with Wells Fargo and the Lenders, pursuant to which the aggregate commitments under the revolving credit facility (the “Credit Facility”) to be made available to Archrock Services were increased from $300 million to $350 million.

On November 3, 2015, Archrock Services incurred approximately $3.0 million of indebtedness under the Credit Facility, which became effective in connection with the spin-off. In addition, the Company expects that Archrock Services will incur additional indebtedness under the Credit Facility of approximately (i) $160.0 million in connection with the redemption of $350.0 million of the Company’s 7.25% senior notes due 2018 (the “2018 Notes”) as described in Item 2.04 below and (ii) $10.0 million to finance expenses related to the completion of the spin-off that are not reflected in the above amounts.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 4, 2015, pursuant to the Indenture dated as of November 23, 2010 (the “Indenture”) among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Company notified the Trustee of the Company’s intent to redeem all of its 2018 Notes that remain outstanding on December 4, 2015 (the “Redemption Date”) and requested that the Trustee deliver to the holders of any outstanding 2018 Notes an irrevocable notice of the planned redemption.  The 2018 Notes will be redeemed at a redemption price of 101.813% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date. Pursuant to the terms of the Indenture, interest on the 2018 Notes will cease to accrue on and after the Redemption Date.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of the completion of the spin-off on November 3, 2015, Mark R. Sotir, William M. Goodyear, John P. Ryan, Christopher T. Seaver, Richard R. Stewart and Ieda Gomes Yell (the “Resigning Directors”) resigned from the Board. Each of the Resigning Directors joined the board of directors of EXTN on October 30, 2015, and their resignation from the Board was not due to any disagreement with the Company relating to the operations, practices or policies of the Company. Upon the resignation of Mr. Sotir, current director Gordon T. Hall was appointed as Chairman of the Board.

Appointment of Wendell R. Brooks as Independent Director

In connection with the resignations of the Resigning Directors, the Board decreased its size from thirteen members to eight members and, effective as of November 4, 2015, appointed Wendell R. Brooks to the Board. The Board has determined that Mr. Brooks qualifies as an independent director under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (“NYSE”) and that Mr. Brooks satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable NYSE listing standards. The Board also determined that Mr. Brooks is an audit committee financial expert under the rules and regulations of the SEC and applicable NYSE listing standards.

There are no arrangements or understandings between Mr. Brooks and any other person pursuant to which he was appointed to the Board. There are no other relationships between Mr. Brooks and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Committee Appointments

Also effective as of the completion of the spin-off on November 3, 2015, the Board appointed (i) Anne-Marie Ainsworth, Frances Powell Hawes and Mark A. McCollum to the Audit Committee, and Mr. McCollum as Chairman of the Audit Committee, (ii) Gordon T. Hall, J.W.G. “Will” Honeybourne, James H. Lytal and Mr. McCollum to the Compensation Committee, and Mr. Hall as Chairman of the Compensation Committee, and (iii) Ms. Hawes, Mr. Hall, Mr. Honeybourne and Mr. Lytal to the Nominating and Governance Committee, and Ms. Hawes as Chairman of the Nominating and Governance Committee. Mr. Brooks was also appointed to the Audit Committee effective as of his appointment to the Board on November 4, 2015.

Officer Changes

The Board appointed David S. Miller as Senior Vice President of the Company effective October 30, 2015 and Jason Ingersoll as Vice President, Sales and Marketing effective November 3, 2015. Effective November 5, 2015, Jon C. Biro resigned as Senior Vice President and Chief Financial Officer of the Company, and Mr. Miller was elected to succeed Mr. Biro as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Miller has served as Senior Vice President and Chief Financial Officer of GP LLC since April 2012, and will continue to serve in that role following the spin-off. Prior to April 2012, he served as Vice President and Chief Financial Officer, Eastern Hemisphere of EESLP from August 2010 to April 2012, and previously served as Vice President and Chief Financial Officer of GP LLC from March 2009 to August 2010. Prior to that, Mr. Miller served as Chief Operating Officer of JMI Realty (a private real estate investment and development company) from October 2005 to January 2009. From April 2002 to September 2005, Mr. Miller was a partner with SP Securities LLC (a private investment banking firm). Prior to joining SP Securities LLC, Mr. Miller served in positions of increasing responsibility with the Energy Investment Banking department of Merrill Lynch & Co, Inc. (a financial management and advisory firm) from May 1993 to March 2002. Mr. Miller holds a B.S. in finance from Southern Methodist University and an MBA from Northwestern University J.L. Kellogg Graduate School of Management.

Mr. Ingersoll joined a predecessor of the Company in 2003 and has served in various positions since that time, including as Vice President, Sales since October 2013 and, prior to that, as Regional Vice President, West Region of North America from January 2012 to October 2013. Prior to January 2012, Mr. Ingersoll served as Business Unit Director, Northern Rockies from September 2011 to January 2012 and as Business Unit Director, Southern Rockies from March 2009 to September 2011. From July 2008 to March 2009, Mr. Ingersoll served  as Sales Manager, Southern Rockies. Prior to that time, Mr. Ingersoll served as Manager, Global Accounts of Universal Compression, Inc. (“Universal Compression”), a predecessor of the Company, from August 2006 to July 2008 and as Country Manager, China for Universal Compression from July 2003 to August 2006. Mr. Ingersoll holds a B.S. in mechanical engineering from Texas A&M University.

On November 4, 2015, Kenneth R. Bickett announced that he expects to retire from his position as Vice President and Chief Accounting Officer of the Company effective as of December 31, 2015. In connection with the spin-off, Mr. Bickett will be entitled to benefits under his Severance Benefit Agreement with the Company, as described in more detail below under “—Severance Benefit Agreements and Change of Control Agreements—Severance Benefit Agreements.”  Following Mr. Bickett’s retirement, effective as of January 1, 2016, it is expected that Donna Henderson, the Company’s current Vice President, Accounting will be appointed as Vice President and Chief Accounting Officer of the Company.

Indemnification Agreements

In connection with their appointments as a director and officer, respectively, of the Company, each of Mr. Brooks and Mr. Ingersoll has entered into an indemnification agreement (collectively, the “Indemnification Agreements”) with the Company, which requires the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which he could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed as Exhibit 10.7 hereto and incorporated in this Item 5.02 by reference.

Employment Letters

On November 3, 2015, the Company entered into employment letters (the “Employment Letters”) with each of D. Bradley Childers, David S. Miller, Robert E. Rice and Donald C. Wayne (each, an “Executive”), which describe the terms and conditions of their employment with the Company following the spin-off. The Employment Letters, which became effective as of the completion of the spin-off on November 3, 2015, supersede the Executives’ existing employment letters with the Company.  Each Employment Letter sets forth the applicable Executive’s title and reporting relationship and provides for an annual base salary, eligibility for an annual short-term incentive payment, eligibility for annual equity awards and the grant and/or payment of a retention incentive, either in shares of restricted stock or a combination of cash and restricted stock, as described in more detail below.

Under his Employment Letter, Mr. Childers will serve as the Company’s President and Chief Executive Officer, reporting to the Board, and will be eligible to receive the same annual base salary, annual short-term incentive target and annual equity award value as in effect immediately prior to the spin-off.  Mr. Childers is also eligible to receive a retention incentive in the form of a restricted stock award with a grant date value of $2,000,000.  One-third of the restricted stock award was vested on the date of grant, one-third of the restricted stock award will vest on the first anniversary of the spin-off, and one-third of the restricted stock award will vest on the second anniversary of the spin-off, subject to Mr. Childers’ continued employment with the Company through each applicable vesting date.

Under his Employment Letter, Mr. Miller will serve as the Company’s Senior Vice President and Chief Financial Officer, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short term incentive target and annual equity award value as in effect immediately prior to the spin-off. Mr. Miller is also eligible to receive a retention incentive with an aggregate value of $400,000.  One-third of the retention incentive value will be paid in the form of cash on or within 30 days following the spin-off.  The remaining two-thirds of the retention incentive value will be granted in the form of a restricted stock award, which will vest with respect to 50% of the restricted shares subject thereto on the first anniversary of the spin-off and with respect to the remaining 50% of the restricted shares subject thereto on the second anniversary of the spin-off, subject to Mr. Miller’s continued employment with the Company through each applicable vesting date.

Under his Employment Letter, Mr. Rice will serve as the Company’s Senior Vice President and Chief Operating Officer, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short term incentive target and annual equity award value as in effect immediately prior to the spin-off.  Mr. Rice is also eligible to receive a retention incentive with an aggregate value of $1,200,000.  One-third of the retention incentive will be paid in the form of cash on or within 30 days following the spin-off.  The remaining two-thirds of the retention incentive value will be granted in the form of a restricted stock award, which will vest with respect to 50% of the restricted shares subject thereto on the first anniversary of the spin-off and with respect to the remaining 50% of the restricted shares subject thereto on the second anniversary of the spin-off, subject to Mr. Rice’s continued employment with the Company through each applicable vesting date.

Under his Employment Letter, Mr. Wayne will serve as the Company’s Senior Vice President, General Counsel and Corporate Secretary, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short term incentive target and annual equity award value as in effect immediately prior to the spin-off.  Mr. Wayne is also eligible to receive a retention incentive with an aggregate value of $400,000.  One-third of the retention incentive value will be paid in the form of cash on or within 30 days following the spin-off.  The remaining two-thirds of the retention incentive value will be granted in the form of a restricted stock award and will vest with respect to 50% of the restricted shares subject thereto on the first anniversary of the spin-off and with respect to the remaining 50% of the restricted shares subject thereto on the second anniversary of the spin-off, subject to Mr. Wayne’s continued employment with the Company through each applicable vesting date.

In addition, each Employment Letter provides that the applicable Executive will be eligible to participate in all employee benefit plans maintained by the Company for the benefit of its executives generally.

Pursuant to the Employment Letters, each Executive has also entered into new severance benefit and change of control agreements with the Company, as described in more detail below under “—Severance Benefit Agreements and Change of Control Agreements.”  In addition, pursuant to his respective Employment Letter, each Executive has waived his right to resign for “good reason” (as defined in their respective severance benefit and change of control agreements with the Company) in connection with any changes in his title, duties and/or responsibilities that occur in connection with the spin-off.

The foregoing summary is qualified in its entirety by reference to the Form of Employment Letter, a copy of which is filed as Exhibit 10.8 hereto and is incorporated in this Item 5.02 by reference.

Severance Benefit Agreements and Change of Control Agreements

On November 3, 2015,  each Executive entered into a severance benefit agreement with the Company (a “Severance Benefit Agreement”) and change of control agreement with the Company (a “Change of Control Agreement”), which supersede his existing severance benefit and change of control agreements with the Company.

Severance Benefit Agreements

Each Severance Benefit Agreement has an initial one-year term, and will automatically be extended for successive one-year periods thereafter unless either party provides notice of its intent not to renew the agreement at least 365 days prior to the expiration of the then-current term.  Each Severance Benefit Agreement provides that if the Executive’s employment is terminated by the Company without “cause” or by the Executive with “good reason” (each, as defined in the Severance Benefit Agreement) at any time during the term of the agreement, he will receive a lump sum payment in cash on the 60th day after the termination date equal to the sum of:

•                                          his annual base salary then in effect;

•                                          his target annual incentive bonus opportunity for the termination year;

•                                          a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year; and

•                                          any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date.

In addition, the Executive will be entitled to:

•                                          the accelerated vesting as of the termination date of his outstanding unvested equity, equity-based or cash awards denominated either in Company common stock or the common stock of EXTN and Archrock Partners phantom units (subject to the consent of the compensation committee of GP LLC’s board of directors) that were scheduled to vest within 12 months following the termination date; and

•                                          continued coverage under the Company’s medical benefit plans for him and his eligible dependents for up to one year following the termination date.

Each Executive’s entitlement to the payments and benefits under his Severance Benefit Agreement is subject to his execution of a waiver and release for the Company’s benefit.  In addition, pursuant to the Severance Benefit Agreements, each Executive is subject to non-disparagement restrictions following termination.

Change of Control Agreements

Each Change of Control Agreement has an initial two-year term and will automatically be extended for successive one-year periods thereafter unless the Company provides notice of its intent not to renew the agreement at least 90 days prior to the expiration of the then-current term.  Each Change of Control Agreement provides that if the Executive’s employment is terminated by the Company other than for “cause,” death or disability, or by the Executive for “good reason,” in any case, within 18 months following a “change of control” of the Company (each such term, as defined in the Change of Control Agreement) or within 6 months prior to a change of control of the Company if the termination was at the request of a third party who has taken steps to effect the change of control or otherwise arose in connection with or in anticipation of the change of control, he will receive a cash payment within 60 days after the termination date equal to:

•                                          two times (or three times, for Mr. Childers) his current annual base salary plus two times (or three times, for Mr. Childers) his target annual incentive bonus opportunity for that year;

•                                          a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year;

•                                          any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date; and

•                                          two times the total of the Company contributions that would have been credited to him under the Company’s 401(k) plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month.

In addition, the Executive will be entitled to:

•                                          any amount previously deferred, or earned but not paid, by him under the incentive and nonqualified deferred compensation plans or programs as of the termination date;

•                                          continued coverage under the Company’s medical benefit plans for him and his eligible dependents for up to two years following the termination date;

•                                          the accelerated vesting of all his unvested stock options, restricted stock, restricted stock units or other stock-based awards denominated in either Company common stock or the common stock of EXTN, and all Archrock Partners common units, unit appreciation rights, unit awards or other unit-based awards and all cash-based incentive awards; and

•                                          an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the Executive would be subject to an excise tax under Code Section 4999, the Executive will receive either the full amount of his payments or a reduced amount such that no portion of the payments is subject to the excise tax (whichever results in the greater after-tax benefit to the Executive).

Each Executive’s entitlement to the payments and benefits under his change of control agreement with the Company is also subject to his execution of a waiver and release for the Company’s benefit.  In addition, in the event an Executive receives payments from the Company under his Change of Control Agreement, such Executive is subject to confidentiality, non-disclosure, non-solicitation and non-competition restrictions for two years following a termination of his employment.

The foregoing summary is qualified in its entirety by reference to the Form of Severance Benefit Agreement and Form of Change of Control Agreement, copies of which are filed as Exhibits 10.9 and 10.10 hereto, respectively, and are incorporated in this Item 5.02 by reference.

Restricted Stock Awards

In accordance with the terms of the Employment Letters for each of Messrs. Childers, Miller, Rice and Wayne, as described above, on November 4, 2015, the Company granted to each such Executive an award of restricted shares of the Company’s common stock pursuant to the Company’s 2013 Stock Incentive Plan (as amended, the “2013 Plan”) and a restricted stock notice and agreement (the “Restricted Stock Award Notice”) which sets forth the terms and conditions of the grants of restricted shares to the Executives.  The number of restricted shares granted to each such Executive is as follows: Mr. Childers - 158,730 restricted shares; Mr. Miller - 21,269 restricted shares; Mr. Rice - 63,809 restricted shares; and Mr. Wayne - 21,269 restricted shares.

The restricted shares vest as described above under “—Employment Letters.”  The Restricted Stock Award Notice provides, among other things, for the (i) immediate vesting of the unvested portion of the award in the event of the Executive’s termination of employment as a result of death or disability, (ii) forfeiture of the unvested portion of the award in the event of the Executive’s termination of employment other than as a result of death or disability, unless the plan administrator directs otherwise, (iii) immediate vesting of the unvested portion of the award in the event of the Executive’s termination of employment by the Company without “cause” (as defined in the 2013 Plan), by the Executive for “good reason” (as defined in the Restricted Stock Award Notice) or due to the Executive’s death or disability, in each case, within 18 months following a change of control of the Company, and (iv) non-transferability of the award other than in accordance with the terms of the 2013 Plan.

The foregoing summary is qualified in its entirety by reference to the Restricted Stock Award Notice, a copy of which is filed as Exhibit 10.11 hereto and is incorporated in this Item 5.02 by reference.

Director Common Stock Grant

In connection with the appointment of Mr. Brooks as a member of the Board, on November 4, 2015, the Board approved the grant of 8,413 fully vested shares of Company common stock to Mr. Brooks pursuant to the 2013 Plan and a director common stock notice and agreement (the “Director Common Stock Award Notice”).  The Director Common Stock Award Notice sets forth the terms and conditions of the grant of Company common stock to Mr. Brooks.

The foregoing summary is qualified in its entirety by reference to the Director Common Stock Award Notice, a copy of which is filed as Exhibit 10.12 hereto and is incorporated in this Item 5.02 by reference.

Chairman Annual Cash Retainer

In connection with the appointment of Mr. Hall as the Chairman of the Board, the Board has approved the payment of an annual cash retainer in the amount of $100,000 to the Chairman of the Board.  The annual cash retainer shall be payable in equal quarterly installments.

Amendments to Stock Incentive Plans and Employee Stock Purchase Plan

In connection with and effective as of the completion of the spin-off, the Company amended each of the 2013 Plan, the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, as amended, the Exterran Holdings, Inc. Employee Stock Purchase Plan, as amended, and the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan, as amended, so that all references in each plan to “Exterran Holdings, Inc.” will refer to “Archrock, Inc.”

The foregoing summary is qualified in its entirety by reference to the First Amendment to the Exterran Holdings, Inc. 2013 Stock Incentive Plan, the Fifth Amendment to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, the Third Amendment to the Exterran Holdings, Inc. Employee Stock Purchase Plan and the Second Amendment to the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan, copies of which are filed as Exhibits 10.13 to 10.16 hereto, respectively, and are incorporated in this Item 5.02 by reference.

Archrock Deferred Compensation Plan

On November, 1, 2015, the Company adopted the Archrock Deferred Compensation Plan (the “Deferred Compensation Plan”), which amends and restates the Exterran Deferred Compensation Plan, as amended, which the Company maintained prior to the spin-off.  Under the Deferred Compensation Plan, eligible employees will be permitted to defer receipt of up to 100% of their base salary, annual bonus and, if designated by the plan administrator, regular commissions. The Company will also make certain employer matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under our 401(k) plan due to Code limits. The amounts deferred under each participant’s Deferred Compensation Plan account will be deemed to be invested in investment alternatives chosen by the participant from a range of choices established by the plan administrator. The balances of participant accounts will be adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future date while the participant is employed by us, as specified by the participant, (ii) the participant’s separation from service (within the meaning of Section 409A of the Code), including due to death, or (iii) the participant’s disability. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years.

Payment of a participant’s account will be made or commence, as applicable, as follows: (i) for lump sum payments, on the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, the date of the participant’s separation of service or, if earlier, disability and (ii) for installment payments, the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, January 1 of the calendar year immediately following the date of the participant’s separation of service or, if earlier, disability.

The Deferred Compensation Plan will be an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. We maintain a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

The foregoing summary is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is filed as Exhibit 10.17 hereto and is incorporated in this Item 5.02 by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the completion of the spin-off on November 3, 2015, the Company amended its certificate of incorporation to change the name of the Company from “Exterran Holdings, Inc.” to “Archrock, Inc.” A copy of the certificate of amendment to the certificate of incorporation is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
2.1

Separation and Distribution Agreement, dated as of November 3, 2015, by and among Exterran Holdings, Inc., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., Exterran Corporation, AROC Corp., EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC and Archrock Services, L.P.

3.1	Certificate of Amendment to Certificate of Incorporation of Exterran Holdings, Inc.
10.1	Employee Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.2	Tax Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.3	Transition Services Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.4	Supply Agreement, dated as of November 3, 2015, by and among Archrock Services, L.P., EXLP Operating LLC and Exterran Energy Solutions, L.P.
10.5	Credit Agreement, dated as of July 10, 2015, by and among Exterran Holdings, Inc., Archrock

Services, L.P., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 16, 2015)

10.6

First Amendment to Credit Agreement, dated as of October 5, 2015, by and among Exterran Holdings, Inc., Archrock Services, L.P., the lenders signatory thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 5, 2015)

10.7	Form of Indemnification Agreement
10.8	Form of Employment Letter
10.9	Form of Severance Benefit Agreement
10.10	Form of Change of Control Agreement
10.11	Form of Award Notice and Agreement for Restricted Stock pursuant to the 2013 Stock Incentive Plan
10.12	Form of Award Notice and Agreement for Common Stock Award for Non-Employee Directors pursuant to the 2013 Stock Incentive Plan
10.13	First Amendment to the Exterran Holdings, Inc. 2013 Stock Incentive Plan
10.14	Fifth Amendment to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan
10.15	Third Amendment to the Exterran Holdings, Inc. Employee Stock Purchase Plan
10.16	Second Amendment to the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan
10.17	Archrock Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Date: November 5, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1

Separation and Distribution Agreement, dated as of November 3, 2015, by and among Exterran Holdings, Inc., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., Exterran Corporation, AROC Corp., EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC and Archrock Services, L.P.

3.1	Certificate of Amendment to Certificate of Incorporation of Exterran Holdings, Inc.
10.1	Employee Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.2	Tax Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.3	Transition Services Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.4	Supply Agreement, dated as of November 3, 2015, by and among Archrock Services, L.P., EXLP Operating LLC and Exterran Energy Solutions, L.P.
10.5

Credit Agreement, dated as of July 10, 2015, by and among Exterran Holdings, Inc., Archrock Services, L.P., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 16, 2015)

10.6

First Amendment to Credit Agreement, dated as of October 5, 2015, by and among Exterran Holdings, Inc., Archrock Services, L.P., the lenders signatory thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 5, 2015)

10.7	Form of Indemnification Agreement
10.8	Form of Employment Letter
10.9	Form of Severance Benefit Agreement
10.10	Form of Change of Control Agreement
10.11	Form of Award Notice and Agreement for Restricted Stock pursuant to the 2013 Stock Incentive Plan
10.12	Form of Award Notice and Agreement for Common Stock Award for Non-Employee Directors pursuant to the 2013 Stock Incentive Plan
10.13	First Amendment to the Exterran Holdings, Inc. 2013 Stock Incentive Plan
10.14	Fifth Amendment to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan
10.15	Third Amendment to the Exterran Holdings, Inc. Employee Stock Purchase Plan
10.16	Second Amendment to the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan
10.17	Archrock Deferred Compensation Plan